EXHIBIT 99.1
For Immediate Release
Contacts:

Richard F. Bonini
Secretary, Member of the Board of Directors
Investor Relations
Tel. (212) 329-3728

Lucienne Gigante
Vice President
Investor Relations
Tel. (212) 329-3733
Doral Financial Receives Document Subpoena from U.S. Attorney’s Office
San Juan, Puerto Rico, August 25, 2005 - Doral Financial Corporation (NYSE: DRL) today announced that on August 24, 2005, the Company received a Grand Jury subpoena from the U.S. Attorney’s Office for the Southern District of New York regarding the production of certain documents, including financial statements and corporate, auditing and accounting records prepared during the period from January 1, 2000 to date. The Company will fully cooperate and assist the U.S. Attorney’s Office in this matter. The Company has publicly announced that it is in the process of restating its consolidated financial statements for the periods from January 1, 2000 through December 31, 2004.
The Company, a financial holding company, is the largest residential mortgage lender in Puerto Rico, and the parent company of Doral Bank, a Puerto Rico based commercial bank, Doral Securities, a Puerto Rico based investment banking and institutional brokerage firm, Doral Insurance Agency, Inc. and Doral Bank FSB, a federal savings bank based in New York City.